Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $401 MILLION
FOR THE THIRD QUARTER OF 2024

New York, NY, November 4, 2024: Loews Corporation (NYSE: L) today released its third quarter 2024 financial results.

Third Quarter 2024 highlights:
Loews Corporation reported net income of $401 million, or $1.82 per share, in the third quarter of 2024, compared to $253 million, or $1.12 per share, in the third quarter of 2023. Excluding the prior year third quarter’s $37 million charge for the termination of Loews’s defined benefit pension plan, net income grew 38% year-over-year due to increases at CNA, Boardwalk and investment income at the parent company, offset by a decrease at Loews Hotels. The following are key highlights:

•CNA Financial Corporation’s (NYSE: CNA) net income attributable to Loews improved year-over-year due to higher net investment income partially offset by higher catastrophe losses.
•Boardwalk Pipelines’ results improved year-over-year mainly due to increased revenues from re-contracting at higher rates and recently completed growth projects.
•Parent company investment income improved year-over-year primarily due to higher returns on equity securities.
•Loews Hotels’ results decreased primarily due to an impairment charge recorded by a joint venture property.
•Book value per share, excluding AOCI, increased to $87.22 as of September 30, 2024, from $81.92 as of December 31, 2023 due to strong operating results and repurchases of common shares during the year.
•As of September 30, 2024, the parent company had $3.3 billion of cash and investments and $1.8 billion of debt.
•Loews Corporation repurchased 0.8 million shares of its common stock during the third quarter of 2024 for a total cost of $64 million, and bought an additional 1.2 million shares for $92 million so far in the fourth quarter.

CEO commentary:
“Loews had another good quarter. Boardwalk continues to benefit from favorable industry tailwinds that have led to higher re-contracting rates and robust pipeline flows. CNA performed well despite elevated industry catastrophe losses.”
–James S. Tisch, President and CEO, Loews Corporation

Consolidated highlights:

	September 30,
	Three Months		Nine Months
(In millions)	2024	2023	2024	2023
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$259	$235	$860	$758
Boardwalk Pipelines	77	49	268	191
Loews Hotels & Co	(8)	17	43	115
Corporate	73	(48)	56	(76)
Net income attributable to Loews Corporation	$401	$253	$1,227	$988
Net income per share attributable to Loews Corporation	$1.82	$1.12	$5.54	$4.31

	September 30, 2024	December 31, 2023

Book value per share	$79.28	$70.69
Book value per share excluding AOCI	87.22	81.92

Three months ended September 30, 2024 compared to 2023

CNA:
•Net income attributable to Loews Corporation improved 10% to $259 million from $235 million.
•Core income increased 1% to $293 million from $289 million.
•Net investment income growth was primarily driven by higher returns from limited partnership and common stock investments. Income from fixed income securities also increased as a result of favorable reinvestment rates and a larger invested asset base.
•Net written premiums grew by 8% driven by strong retention and new business. Net earned premiums grew by 8%.
•Property and Casualty underwriting income decreased due to higher catastrophe losses, including hurricane Helene.
•Property and Casualty combined ratio was 97.2% compared to 94.3%. The combined ratio’s increase of 2.9 points reflects a higher loss ratio that includes a 1.7 point increase in catastrophe losses. Property and Casualty underlying combined ratio was 91.6% compared to 90.4%.
•Lower investment losses were driven by lower losses on fixed income securities and a favorable change in the fair value of non-redeemable preferred stock.

Boardwalk:
•Net income increased 57% to $77 million compared to $49 million.
•EBITDA increased 23% to $249 million compared to $202 million.
•Net income and EBITDA improved due to increased transportation revenues from higher re-contracting rates and recently completed growth projects, increased storage and parking and lending revenues, and contribution from the Bayou Ethane acquisition.

Loews Hotels:
•Net loss of $8 million compared to net income of $17 million.
•Results decreased due to an impairment charge recorded by a joint venture property and higher depreciation and interest expense due to the opening of the Loews Arlington Hotel and Convention Center in the first quarter of 2024.
•Adjusted EBITDA of $64 million compared to $60 million.
•Improved performance at city center hotels was partially offset by decreased occupancy in Orlando.

Corporate & Other:
•Net income of $73 million compared to a net loss of $48 million.
•Net loss for 2023 included a charge of $37 million related to the termination of our defined benefit pension plan.
•Excluding this charge, results improved primarily due to higher investment income from parent company equity securities.

Nine months ended September 30, 2024 compared to 2023

Loews Corporation reported net income of $1,227 million, or $5.54 per share in 2024, compared to $988 million, or $4.31 per share, in 2023. The following are key highlights:

•CNA’s net investment income increased due to higher returns from limited partnership and common stock investments, and higher income from fixed income securities as a result of favorable reinvestment rates and a larger invested asset base.
•Property and Casualty underwriting income decreased due to higher catastrophe losses.
•Property and Casualty combined ratio was 95.6% compared to 94.0%. Property and Casualty’s underlying combined ratio was 91.5% compared to 90.8%.
•CNA’s net written premiums increased 7%.
•Loews Hotels & Co’s net income for 2023 included a gain of $36 million related to the acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.
•All other segment drivers of results for the nine months ended September 30, 2024 are consistent with the three-month period drivers discussed above.

Share Purchases:
•On September 30, 2024, there were 218.9 million shares of Loews common stock outstanding.
•During the three months ended September 30, 2024, Loews Corporation repurchased 0.8 million shares of its common stock for a total cost of $64 million.
•Loews has repurchased an additional 1.2 million shares for $92 million so far in the fourth quarter.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, underlying loss ratio and underlying combined ratio. Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These non-GAAP measures are defined and reconciled to the most comparable GAAP measures on page 6 through page 8 of this release.

Earnings Remarks

For Loews Corporation

–Today, November 4, 2024, earnings remarks will be available on the Investors section of our website.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, November 4, 2024, earnings remarks will be available on the Investor Relations section of CNA’s website at www.cna.com.
–Remarks will include commentary from CNA’s chairman and chief executive officer and chief financial officer.

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	September 30,
	Three Months		Nine Months
(In millions)	2024	2023	2024	2023
Revenues:
CNA Financial (a)	$3,618	$3,336	$10,581	$9,792
Boardwalk Pipelines	483	363	1,488	1,125
Loews Hotels & Co (b)	226	196	693	642
Corporate investment income, net	139	31	202	84
Total	$4,466	$3,926	$12,964	$11,643
Income (Loss) Before Income Tax:
CNA Financial (a)	$361	$326	$1,190	$1,058
Boardwalk Pipelines	104	66	360	257
Loews Hotels & Co (b)	(9)	24	63	159
Corporate:
Investment income, net	140	31	203	84
Other (c)	(46)	(91)	(130)	(175)
Total	$550	$356	$1,686	$1,383
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$259	$235	$860	$758
Boardwalk Pipelines	77	49	268	191
Loews Hotels & Co (b)	(8)	17	43	115
Corporate:
Investment income, net	110	24	160	66
Other (c)	(37)	(72)	(104)	(142)
Net income attributable to Loews Corporation	$401	$253	$1,227	$988

(a)The three months ended September 30, 2024 and 2023 include net investment losses of $10 million and $38 million ($7 million and $27 million after tax and noncontrolling interests). The nine months ended September 30, 2024 and 2023 include net investment losses of $42 million and $105 million ($30 million and $75 million after tax and noncontrolling interests).
(b)The three and nine months ended September 30, 2024 include Loews Hotels & Co’s portion of a joint venture property’s impairment charge which reduced equity income from joint ventures by $19 million ($15 million after tax). The nine months ended September 30, 2023 includes a gain of $46 million ($36 million after tax) related to Loews Hotels & Co’s acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.
(c)Consists of parent company interest expense, corporate expenses and the equity income (loss) of Altium Packaging. The three and nine months ended September 30, 2023 include a charge of $47 million ($37 million after tax) related to the termination of our defined benefit pension plan.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	September 30,
	Three Months		Nine Months
(In millions, except per share data)	2024	2023	2024	2023
Revenues:
Insurance premiums	$2,593	$2,406	$7,532	$7,001
Net investment income	776	592	2,084	1,752
Investment losses (a)	(10)	(38)	(42)	(59)
Operating revenues and other	1,107	966	3,390	2,949
Total	4,466	3,926	12,964	11,643

Expenses:
Insurance claims and policyholders’ benefits	2,019	1,826	5,708	5,258
Operating expenses and other	1,897	1,744	5,570	5,002
Total	3,916	3,570	11,278	10,260

Income before income tax	550	356	1,686	1,383
Income tax expense	(125)	(80)	(381)	(315)
Net income	425	276	1,305	1,068
Amounts attributable to noncontrolling interests	(24)	(23)	(78)	(80)
Net income attributable to Loews Corporation	$401	$253	$1,227	$988

Net income per share attributable to Loews Corporation	$1.82	$1.12	$5.54	$4.31

Weighted average number of shares	219.94	225.99	221.43	229.16

(a)Includes a gain of $46 million ($36 million after tax) for the three and nine months ended September 30, 2023 related to Loews Hotels & Co’s acquisition of an additional equity interest in, and the consolidation of, a previously unconsolidated joint venture property.

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains or losses and gains or losses resulting from pension settlement transactions. In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains or losses because they are generally driven by economic factors that are not necessarily reflective of CNA’s primary insurance operations. The calculation of core income excludes gains or losses resulting from pension settlement transactions as they result from decisions regarding CNA’s defined benefit pension plans which are unrelated to its primary insurance operations.

The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	September 30,
	Three Months		Nine Months
(In millions)	2024	2023	2024	2023
CNA net income attributable to Loews Corporation	$259	$235	$860	$758
Investment losses	7	31	33	84
Pension settlement losses	3		3
Noncontrolling interests	24	23	78	80
Core income	$293	$289	$974	$922

In evaluating the results of Property & Casualty operations, CNA utilizes the loss ratio, the underlying loss ratio, the expense ratio, the dividend ratio, the combined ratio and the underlying combined ratio. These ratios are calculated using GAAP financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The underlying loss ratio excludes the impact of catastrophe losses and development-related items from the loss ratio. Development-related items represent net prior year loss reserve and premium development, and includes the effects of interest accretion and change in allowance for uncollectible reinsurance and deductible amounts. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios. The underlying combined ratio is the sum of the underlying loss ratio, the expense ratio and the dividend ratio. The underlying loss ratio and the underlying combined ratio are non-GAAP financial measures, and management believes some investors may find these ratios useful to evaluate CNA’s underwriting performance since they remove the impact of catastrophe losses which are unpredictable as to timing and amount, and development-related items as they are not indicative of current year underwriting performance.

The following table presents a reconciliation of CNA’s loss ratio to underlying loss ratio and CNA’s combined ratio to underlying combined ratio:

	September 30,
	Three Months		Nine Months
	2024	2023	2024	2023

Loss ratio	66.7%	63.9%	64.9%	63.1%
Expense ratio	30.2	30.1	30.3	30.6
Dividend ratio	0.3	0.3	0.4	0.3
Combined ratio	97.2%	94.3%	95.6%	94.0%
Effect of catastrophe impacts	(5.8)	(4.1)	(4.3)	(3.2)
Effect of development-related items	0.2	0.2	0.2
Underlying combined ratio	91.6%	90.4%	91.5%	90.8%
Underlying loss ratio	61.1%	60.0%	60.8%	59.9%

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk net income attributable to Loews Corporation to its EBITDA:

	September 30,
	Three Months		Nine Months
(In millions)	2024	2023	2024	2023
Boardwalk net income attributable to Loews Corporation	$77	$49	$268	$191
Interest, net	38	33	115	106
Income tax expense	27	17	92	66
Depreciation and amortization	107	103	321	306
EBITDA	$249	$202	$796	$669

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, the noncontrolling interest share of EBITDA adjustments, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of Adjusted EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to its Adjusted EBITDA:

	September 30,
	Three Months		Nine Months
(In millions)	2024	2023	2024	2023
Loews Hotels & Co net income (loss) attributable to Loews Corporation	$(8)	$17	$43	$115
Interest, net	13	1	30	5
Income tax expense (benefit)	(1)	7	20	44
Depreciation and amortization	24	18	69	51
EBITDA	28	43	162	215
Noncontrolling interest share of EBITDA adjustments	(1)	(2)	(5)	(3)
Gain on asset acquisition				(46)
Asset impairments				9
Equity investment adjustments:
Loews Hotels & Co’s equity method income	—	(26)	(59)	(98)
Pro rata Adjusted EBITDA of equity method investments	38	45	144	168
Consolidation adjustments	(1)
Adjusted EBITDA	$64	$60	$242	$245

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to the Pro rata Adjusted EBITDA of its equity method investments:

	September 30,
	Three Months		Nine Months
(In millions)	2024	2023	2024	2023
Loews Hotels & Co’s equity method income	$—	$26	$59	$98
Pro rata share of equity method investments:
Interest, net	10	10	30	33
Income tax expense
Depreciation and amortization	11	12	35	37
Asset impairments	19		19
Distributions in excess of basis	(2)	(3)	1
Pro rata Adjusted EBITDA of equity method investments	$38	$45	$144	$168